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                                  EXHIBIT 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-8 filed on or about February 8, 2000 pertaining to the Vista Information Solutions, Inc. Employee Stock Option Plan and the Vista Information Solutions, Inc. 1998 Employee 401(k) Plan of our report, dated March 24, 1998 on the 1997 financial statements, which appears on page 28 of the Annual Report on Form 10-KSB of Vista Information Solutions, Inc. and subsidiaries for the year ended December 31, 1998.

                                                MCGLADREY & PULLEN, LLP

San Diego, California
February 8, 2000






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